Exhibit 99.1

THE LGL GROUP REPORTS FIRST QUARTER 2023 RESULTS. CHAIRMAN OF THE BOARD MARC GABELLI ARRANGES PLANS OF ASSET DEPLOYMENT STRATEGY

ORLANDO, FL. June 16, 2023 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”) announced its financial results for the three months ended March 31, 2023.

●	Revenue of $441,000 for the three months ended March 31, 2023 compared to $417,000 for the comparable prior year period.
●	Operating loss of $309,000 for the three months ended March 31, 2023 compared to $847,000 loss reported in the prior year period.
●	Balance sheet cash and marketable securities of $38.4 million at March 31, 2023.
●	Investment income of $345,000 compared to $45,000 for the prior year quarter.
●	Other income of $186,000 compared to expense of $3,000 in the previous year. Other income includes interest income from our investments.
●	Net income was $157,000 compared to $169,000 for the prior year quarter.
●	EPS of $0.03 per share for the three months ended March 31, 2023 and 2022.

Engineering, selling and administrative expense (“ES&A”) costs of $558,000 for the three months ended March 31, 2023 includes ES&A expenses of LGL’s operating subsidiary Precise Time and Frequency, LLC (“PTF”) totaling $178,000 and $380,000 for LGL’s corporate ES&A. In the three months ended March 31, 2022, PTF had ES&A of $167,000 and LGL recorded $855,000.

The Company reported an operating loss of $309,000 compared to an operating loss of $847,000 for the three months ended March 31, 2022. The decrease of $538,000 largely relates to costs now expensed by M-tron Industries, Inc. following its spin-off from LGL on October 7, 2022.

Investment income of $345,000 was reported versus the prior year of $45,000 due to increased performance on the Company’s asset portfolio. This portfolio consists primarily of money markets and US treasury cash equivalents. It generated $198,000 of interest income for the three months ended March 31, 2023 versus $1,000 for the prior year comparable period benefitting from increased short-term interest rates.

“LGL started 2023 with $38.1 million in cash and marketable securities. While these assets generate income from US Treasuries and cash equivalent money markets, we are executing on efforts for growth and value creation of these corporate assets,” stated Michael Ferrantino the Company’s Co-CEO.

Marc Gabelli, Chairman and Co-CEO asserts, “In context, LGL shareholders should benefit from dislocations in traditional bank lending and public markets in general.”

In April 2023, the Company formed a special purpose vehicle (“SPV”), Lynch Systems Acquisition Holding Company, LLC, to advance the Company’s merchant business activities. This SPV forms part of the services business unit, Lynch Capital International LLC, (“Lynch Capital”). “The opportunity to scale LGL’s initial investments and develop long term operating subsidiaries presents itself through the prospect of syndicating growth capital around an LGL base,” Marc Gabelli asserts further. LGL continues to pursue direct MNA lift outs and tuck in transactions to follow through on our growth initiatives.

The Company management transition remains in place as Michael Ferrantino finalizes the transitioning of continued operations, and will eventually resign his executive position following the satisfactory conclusion of the second quarter, while remaining on the LGL Board of Directors. “We thank Michael for this oversight,” Marc Gabelli adds. As part of this transition, LGL is in the process of expanding its Board of Directors and is actively considering independent candidates having prior corporate transactional experience as well as persons who will expand the diversity of the board.

Michael Ferrantino furthered, “I will continue to remain active in the development of LGL value. For example, the PTF operations have significant room for expansion as they operate in a highly fragmented sub segment of the time and frequency references testing market. And while this is an arena ripe for consolidation, these are mostly owner controlled private business which need patience to transact.”

Tim Foufas, a long time LGL board member, will join as Co-CEO along with Marc Gabelli, assuming the role vacated by Michael Ferrantino. This is subject to final approvals and ratification after Michael Ferrantino’s transition. “I look forward to furthering the development of LGL opportunities for shareholder value creation,” said Mr. Foufas.

ABOUT THE LGL GROUP, INC.

The LGL Group, Inc. (the "Company" or "LGL") is a holding company engaged in services, investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF"), a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Systems Acquisition Holding Company, LLC, started in April 2023, is a special purposes vehicle (“SPV”) focused on the development of new operating subsidiaries through investment.

LGL was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. Our common stock and warrants are traded on the NYSE American (“NYSE”) under the symbols "LGL" and “LGL WS”, respectively.

LGL’s business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The LGL Group Inc.'s engineering and design origins date back to the early part of the last century. In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. The company has had a long history of owning and operating various businesses in the precision engineering, manufacturing and services sectors.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

The LGL Group, Inc.

James Tivy

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended March 31,
	2023	2022
REVENUES	$441	$417
Costs and expenses:
Manufacturing cost of sales	192	242
Engineering, selling and administrative	558	1,022
OPERATING INCOME (LOSS)	(309)	(847)
Investment income	345	45
Other income (expense), net	186	(3)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	222	(805)
Income tax expense (benefit)	65	(166)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	157	(639)
Income From Discontinued Operations, Net of Tax	—	808
NET INCOME	$157	$169

Weighted average number of shares used in basic EPS calculation	5,352,937	5,323,973
Earnings per share - Continuing Operations	0.03	(0.12)
Earnings per share - Discontinued Operations	—	0.15
BASIC NET LOSS (INCOME) PER COMMON SHARE	$0.03	$0.03

Weighted average number of shares used in diluted EPS calculation	5,352,937	5,323,973
Earnings per share - Continuing Operations	0.03	(0.12)
Earnings per share - Discontinued Operations	—	0.15
DILUTED NET LOSS (INCOME) PER COMMON SHARE	$0.03	$0.03

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$21,500	$21,507
Marketable securities	16,887	16,585
Accounts receivable, net	509	543
Inventories, net	237	265
Prepaid expenses and other current assets	551	440
Total Current Assets	39,684	39,340
Property, plant and equipment, net	1	1
Right-of-use lease assets	103	132
Intangible assets, net	73	78
Deferred income tax assets	206	234
Total Assets	$40,067	$39,785
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	$777	$587
Other Liabilities	643	708
Total Liabilities	1,420	1,295
Total Stockholders' Equity	38,647	38,490
Total Liabilities and Stockholders' Equity	$40,067	$39,785